UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 26, 2026

PHATHOM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39094	82-4151574
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Campus Drive, Suite 102 Florham Park, New Jersey 07932
(Address of principal executive offices) (Zip Code)

(877) 742-8466

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PHAT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On October 26, 2026, Phathom Pharmaceuticals, Inc. (“Phathom” or the “Company”) announced the U.S. Food and Drug Administration’s (“FDA’s”) establishment of a public docket (Docket No. FDA-2026-N-13038) to solicit comment on legal and regulatory questions regarding certain issues raised by a filer of an abbreviated new drug application (“ANDA”) referencing VOQUEZNA (vonoprazan) tablets, BDR Pharmaceuticals, Intl. Pvt. Ltd. (“BDR”), in litigation brought against the FDA following FDA’s rejection of the ANDA. The litigation was brought to challenge FDA’s June 6, 2025 decision granting Phathom’s Citizen Petition, which agreed with Phathom that VOQUEZNA benefits from 10 years of New Chemical Entity (“NCE”) exclusivity through May 3, 2032. The deadline for comments submitted to the public docket is November 23, 2026.

Phathom believes the FDA carefully reviewed the NCE exclusivity period applicable to VOQUEZNA through a full public process and reached the right decision, which exclusivity remains in effect. Phathom will make that case clearly in its comments to the FDA and in any appropriate court proceeding.

A second purported ANDA filer, Saba Ilac Sanayii Ve Ticaret AS, has filed a notice in the BDR litigation claiming to have a pending related case, and that it intends to move to consolidate its case with BDR’s.

Forward Looking Statements

This report contains forward-looking statements, including without limitation statements regarding: Phathom’s belief that FDA correctly evaluated and recognized the GAIN Act extension of the NCE exclusivity for VOQUEZNA tablets; Phathom’s intent to take appropriate actions to protect its statutory exclusivities, including intervening in the litigation and submitting comments on the FDA docket; the expected duration of NCE exclusivity for VOQUEZNA tablets; the potential timing and outcome of the litigation filed by BDR (and the second purported ANDA filer); and the timing and potential impact of the FDA public docket and potential decisions FDA may make in light of the comments received. These statements involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including the risk that: BDR (and the second purported ANDA filer) may succeed in its challenge to FDA’s recognition of the GAIN Act extension of NCE exclusivity for VOQUEZNA tablets which would result in a reduction in the period of regulatory exclusivity and permit FDA to receive and potentially approve ANDAs referencing VOQUEZNA tablets earlier than currently anticipated; members of the public may comment on the public docket in a manner adverse to Phathom’s position which may influence the FDA’s decision and FDA may, in light of those comments or otherwise, reconsider, modify or reverse its prior decision recognizing the GAIN Act extension of NCE exclusivity for VOQUEZNA tablets; the litigation, including any appeals, may be lengthy, costly and distracting to management, and its timing and outcome are uncertain; developments in the litigation or related to FDA’s request for comments, or public perception of them, may hurt Phathom’s stock price, VOQUEZNA sales, or Phathom’s business, financial condition and prospects; Phathom may not be able to obtain and maintain intellectual property protection, including patent term extensions, and may not be able to maintain non-patent regulatory exclusivity for VOQUEZNA for the time periods it expects or at all; Phathom may be unsuccessful in defending its Orange Book-listed patents against challenges by third parties; Phathom may face competition earlier than expected if it loses any of regulatory or patent protection or non-patent regulatory exclusivity for VOQUEZNA tablets, including as a result of an adverse outcome in the BDR and related litigation or an adverse FDA decision; and other risks described in Phathom’s prior press releases and filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Phathom undertakes no obligation to revise or update such statements to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHATHOM PHARMACEUTICALS, INC.

Date: October 26, 2026	By:	/s/ Anne Marie Cook
Anne Marie Cook
Chief Legal Officer